Exhibit 99.1

BBSI Reports Second Quarter 2015 Financial Results

- Q2 Net Revenues up 21% to $182.4 Million, Drives 21% Increase in Diluted Earnings per Share to $1.19 -

VANCOUVER, Washington, July 28, 2015 – Barrett Business Services, Inc. (“BBSI” or the “Company”) (NASDAQ: BBSI), a leading provider of business management solutions, reported financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Financial Summary vs. Year-Ago Quarter

•	Net revenues up 21% to $182.4 million

•	Gross revenues up 22% to $971.9 million

•	Net income increased 20% to $8.7 million

•	Diluted earnings per share increased 21% to $1.19

Second Quarter 2015 Financial Results

Net revenues in the second quarter of 2015 increased 21% to $182.4 million compared to $151.1 million in the second quarter of 2014.

Total non-GAAP gross revenues in the second quarter of 2015 increased 22% to $971.9 million compared to $798.4 million in the second quarter of 2014 (see “Reconciliation of Non-GAAP Financial Measures” below). The increase was due primarily to the continued build in the Company’s co-employed client count and same-store sales growth.

Net income for the second quarter of 2015 increased 20% to $8.7 million compared to net income of $7.3 million in the year-ago quarter. Diluted earnings per share in the second quarter of 2015 increased 21% to $1.19 compared to $0.98 per diluted share in the year-ago quarter.

At June 30, 2015, the Company’s cash, cash equivalents, marketable securities, and restricted securities totaled $248.0 million compared to $239.1 million at December 31, 2014.

Management Commentary

“We are pleased with our Q2 results as they continue to be driven by the organic growth of our existing client companies and the expansion of our new client count,” said Michael Elich, president and CEO of BBSI. “Same-store sales grew 9.2% and we experienced a net build of 201 clients. We also continue to experience favorable trends related to workers’ compensation, while continuing to mature our base of operations and areas that support our growth.

“We reiterate our rolling 12-month outlook of 18% gross revenue growth due to the health of our clients’ businesses, the ability of our new business channels to convert high-quality companies to clients, and the scalability of our operations. Given this outlook, we look forward to a record year of financial and operational performance in 2015.”

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12 Month Outlook

BBSI expects gross revenues for the next 12-month period to increase approximately 18%. Included in this expectation is a high single-digit contribution from same-store sales growth as well as growth from new business consistent with current trends.

Conference Call

BBSI will conduct a conference call tomorrow, July 29, 2015, at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) to discuss its financial results for the second quarter ended June 30, 2015.

The Company’s president and CEO Michael Elich and CFO James Miller will host the call, followed by a question and answer period.

Date: Wednesday, July 29, 2015

Time: 12:00 p.m. Eastern time (9:00 a.m. Pacific time)

Toll-free dial-in number: 1-888-510-1765

International dial-in number: 1-719-457-2689

Conference ID: 2075811

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=115474 and via BBSI’s investor relations section of the BBSI website at www.barrettbusiness.com.

A replay of the conference call will be available after 3:00 p.m. Eastern time on the same day through August 29, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 2075811

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP gross revenues.

The Company reports its Professional Employer Service revenues on a net basis because it is not the primary obligor for the services provided by the Company’s co-employed clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with GAAP, is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

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	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2015	2014	2015	2014

Revenues:
Professional employer services	$929,521	$759,838	$1,787,281	$1,453,764
Staffing services	42,347	38,566	81,513	72,017
Total revenues	971,868	798,404	1,868,794	1,525,781
Cost of revenues:
Direct payroll costs	815,773	672,078	1,570,208	1,285,398
Payroll taxes and benefits	72,146	61,130	160,440	133,947
Workers' compensation	47,785	35,344	93,006	67,278
Total cost of revenues	935,704	768,552	1,823,654	1,486,623
Gross margin	$36,164	$29,852	$45,140	$39,158

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

	(Unaudited)
	Three Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2015	2014	2015	2014	2015	2014
Revenues:
Professional
employer services	$929,521	$759,838	$(789,473)	$(647,335)	$140,048	$112,503
Staffing services	42,347	38,566	-	-	42,347	38,566
Total revenues	$971,868	$798,404	$(789,473)	$(647,335)	$182,395	$151,069
Cost of revenues	$935,704	$768,552	$(789,473)	$(647,335)	$146,231	$121,217

	(Unaudited)
	Six Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2015	2014	2015	2014	2015	2014
Revenues:
Professional
employer services	$1,787,281	$1,453,764	$(1,519,482)	$(1,239,572)	$267,799	$214,192
Staffing services	81,513	72,017	-	-	81,513	72,017
Total revenues	$1,868,794	$1,525,781	$(1,519,482)	$(1,239,572)	$349,312	$286,209
Cost of revenues	$1,823,654	$1,486,623	$(1,519,482)	$(1,239,572)	$304,172	$247,051

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About BBSI

BBSI (NASDAQ: BBSI) is a leading provider of business management solutions, combining human resource outsourcing and professional management consulting to create a unique operational platform that differentiates it from competitors. The Company’s integrated platform is built upon expertise in payroll processing, employee benefits, workers’ compensation coverage, risk management and workplace safety programs, and human resource administration. BBSI’s partnerships help businesses of all sizes improve the efficiency of their operations. The Company works with more than 3,000 clients across all lines of business in 23 states. For more information, please visit www.barrettbusiness.com.

Forward-Looking Statements

Statements in this release about future events or performance, including expectations for gross revenues for the next 12 months, are forward-looking statements which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current clients and attract new clients, the availability of financing or other sources of capital, the potential for material deviations from expected future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectability of accounts receivable, the carrying value of deferred income tax assets and goodwill, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2014 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements are less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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Barrett Business Services, Inc.

Condensed Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands)	2015	2014
Assets
Current assets:
Cash and cash equivalents	$4,439	$11,544
Marketable securities	-	29,957
Trade accounts receivable, net	137,862	102,627
Income taxes receivable	8,737	11,421
Prepaid expenses and other	5,689	3,813
Restricted certifcates of deposit	26,015	-
Restricted marketable securities and workers' compensation deposits	21,343	3,776
Deferred income taxes	15,774	15,791
Total current assets	219,859	178,929
Marketable securities	6,048	20,930
Property, equipment and software, net	22,648	22,675
Restricted certificates of deposit	88,320	114,335
Restricted marketable securities and workers' compensation deposits	101,828	58,533
Other assets	4,840	5,306
Goodwill	47,820	47,820
	$491,363	$448,528

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$3,223	$-
Current portion of long-term debt	27,220	25,220
Accounts payable	2,419	2,719
Accrued payroll, payroll taxes and related benefits	144,227	120,133
Other accrued liabilities	1,896	1,917
Workers' compensation claims liabilities	60,457	54,049
Safety incentives liabilities	18,147	14,232
Total current liabilities	257,589	218,270
Long-term workers' compensation claims liabilities	169,154	161,933
Long-term debt	14,723	19,833
Deferred income taxes	8,159	8,159
Customer deposits and other long-term liabilities	1,487	1,675
Stockholders' equity	40,251	38,658
	$491,363	$448,528

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Barrett Business Services, Inc.

Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
(in thousands, except per share amounts)	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Professional employer service fees	$140,048	$112,503	$267,799	$214,192
Staffing services	42,347	38,566	81,513	72,017
Total revenues	182,395	151,069	349,312	286,209
Cost of revenues:
Direct payroll costs	32,188	29,311	61,952	54,728
Payroll taxes and benefits	72,146	61,130	160,440	133,947
Workers' compensation	41,897	30,776	81,780	58,376
Total cost of revenues	146,231	121,217	304,172	247,051
Gross margin	36,164	29,852	45,140	39,158
Selling, general and administrative expenses	21,278	17,958	38,253	32,327
Depreciation and amortization	709	613	1,392	1,197
Income from operations	14,177	11,281	5,495	5,634
Other income (expense), net	(479)	106	(924)	196
Income before taxes	13,698	11,387	4,571	5,830
Provision for income taxes	4,952	4,104	1,627	2,130
Net income	$8,746	$7,283	$2,944	$3,700
Basic income per common share	$1.22	$1.02	$0.41	$0.52
Weighted average basic common shares outstanding	7,151	7,173	7,143	7,171
Diluted income per common share	$1.19	$0.98	$0.40	$0.50
Weighted average diluted common shares outstanding	7,327	7,421	7,328	7,444

Company Contact:

Michael L. Elich

President and CEO

Tel 1-360-828-0700

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BBSI@liolios.com

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